                                                                 EXHIBIT 2(a)(2)


                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         This Second Amendment to the Asset Purchase Agreement (the "Second Amendment") dated as of the 16th day of December, 1996, by and between RYMAC Mortgage Investment Corporation, a Maryland corporation ("BUYER") and Navistar International Transportation Corp., a Delaware corporation ("SELLER");

                               W I T N E S S E T H

         WHEREAS, Buyer and Seller entered into a certain Asset Purchase Agreement dated as of September 12, 1996, and entered into a First Amendment thereto dated as of October 31, 1996, (as so amended, the "AGREEMENT"), regarding the sale by Seller to Buyer of certain assets of Seller's Columbus Plastics Operation located at 800 Manor Park Drive, Columbus, Ohio;

         WHEREAS, Buyer and Seller desire to amend the Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows, said provisions to control whenever inconsistent with the original provisions of the Agreement, and the capitalized terms herein shall have the same meaning as set forth in the Agreement unless stated otherwise herein:

         1. Section 6(b)(i) of the Agreement is hereby amended by deleting the reference to "50,000,000" in the first sentence and replacing it with "20,000,000".

         2. With respect to Section 3(a)(x) of the Agreement, Buyer hereby agrees to waive the condition to Closing which would require Seller to have the Plastics Business's pro forma balance sheet as of January 31, 1996 audited.

         3. The product descriptions and prices described in Schedule A hereto are hereby inserted at the end of Exhibit A to the Supply Agreement attached as Exhibit C to the Agreement.

         4. Except as herein expressly set forth, all other provisions of the Agreement shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

                              NAVISTAR INTERNATIONAL
                              TRANSPORTATION CORP.


                              By:  /s/ Thomas M. Hough
                                  --------------------------
                              Name: Thomas M. Hough

                                   Title:  Vice President and Treasurer


                               RYMAC MORTGAGE INVESTMENT
                               CORPORATION


                               By:  /s/ Richard R. Conte
                                  ----------------------------------------
                                  Name: Richard R. Conte
                                  Title:  Chief Executive Officer

                         COLUMBUS PLASTICS OPERATION

                           CURRENT CONTRACT PRICES

                                                                      Schedule A

                                                                                                      PACKAGING
                                                                                          --------------------------------
                                                                                             1996*                   1996*
                                                                                             SALES                   SALES
  LINE                                                                  1995*      1996*     PRICE                   PRICE
  NO.    CUSTOMER     DESCRIPTION                    PART NUMBER     QUANTITY   QUANTITY  PER UNIT  PART NUMBER   PER UNIT

  159                 ADDITIONAL ITEMS
  182    Navistar     Thom Bus Hood Shuttr,Ltch      1688895C93
                      Logo holes
  183    Navistar     Thom Bus Hood W/O              2034089C92
                      Shuttr,Ltch Logo holes

*Confidential Treatment Has Been Granted

                                       5